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ITEM 6 (A) EXHIBITS
EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                (in thousands except per common share data)

                                                                       Three Months Ended
                                                                            March 31
                                                                 --------------------------
 PRIMARY:                                                          1997              1996
                                                                   ----              ----
 Weighted average shares outstanding                               20,948            20,929
                                                                  =======           =======

 Net Income                                                       $26,419           $20,636

 Less convertible preferred stock dividends                         1,797                 -
                                                                  -------           -------
 Total                                                            $24,622           $20,636
                                                                  =======           =======

 Net Income - per share                                           $  1.18            $  .99
                                                                  =======            ======


 FULLY DILUTED:

 Weighted average of shares outstanding                            20,948            20,929

 Assumed conversion of common stock equivalents                         -                47

 Assumed conversion of convertible securities                       2,447                 -
                                                                  -------           -------
 Total                                                             23,395            20,976
                                                                  =======           =======


 Net income                                                       $26,419           $20,636

 Add convertible debenture interest, net of federal income             56                62
 tax
                                                                  -------           -------
 Total                                                            $26,475           $20,698
                                                                  =======           =======

 Net income - per share                                           $  1.13           $   .99
                                                                  =======           =======





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